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                                                                    Exhibit 23.1


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated April 16, 1998, except as to Note 14, as to which the date is June 18, 1998, in the Registration Statement (Amendment No. 1 to Form S-1 No. 333-58421) and related Prospectus of FileTek, Inc. for the registration of _________ shares of its common stock.


                                                           /s/ Ernst & Young LLP

Vienna, Virginia
August 4, 1998